                         CONSENT OF INDEPENDENT AUDITORS

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional Information and to the use of our reports dated February
2, 2001,  with  respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
T. Rowe Price Variable Annuity Account included in Post-Effective  Amendment No.
11 to the Registration  Statement under the Securities Act of 1933 (Registration
No.  33-83238)  and  Amendment No. 12 to the  Registration  Statement  under the
Investment  Company Act of 1940  (Registration  No.  811-8724) on Form N-4 of T.
Rowe Price  Variable  Annuity  Account and the related  Statement of  Additional
Information  accompanying  the  Prospectuses  of T. Rowe Price No-Load  Variable
Annuity and T. Rowe Price No-Load Immediate Variable Annuity.

                                                      /s/ Ernst & Young LLP

Kansas City, Missouri
April 12, 2001